Exhibit 99.1

Cabinet Grow, Inc. Announces Agreement for Debt Restructuring

Financial Partner Chicago Venture Partners Shows Patience and Confidence

IRVINE, CA / ACCESSWIRE / September 24, 2015 / Cabinet Grow Inc., (The “Company”) (CBNT), a developer and marketer of cabinet-based horticultural systems, announced today that effective September 10, 2015, the Company and Chicago Venture Partners, L.P. (“CVP”) executed a six month Forbearance and Standstill Agreement (the “Agreement”) related to the Convertible Promissory Note (the “Note”) issued in May 2014. Pursuant to the Agreement, for a period of ninety days (the “Standstill Period”) there will be no lender conversions and there are no monthly installment obligations due to CVP. For the ninety days following the Standstill Period, Cabinet Grow and CVP have agreed to a lender conversion price of $0.40 per share (previously $0.20 per share) and a monthly installment obligation of $50,000. Any lender conversions made by CVP during the ninety days following the Standstill Period will be deducted from the monthly installment obligation.

“We view the agreement as a positive signal to our current shareholders and potential investors,” stated Sam May, chief executive officer and co-founder of Cabinet Grow. “We are confident that the CVP Executive Team sees the value that our Company is capable of creating long-term.”

Cabinet Grow has accomplished multiple financial milestones since CVP’s first private investment in the Company in May 2014, beginning with the effectiveness of the S-1 filing in late December 2014. In June 2015, the Financial Industry Regulatory Authority (“FINRA”) assigned the stock ticker symbol “CBNT” to the Company’s common stock. In August 2015, The Depository Trust Company (“DTC”) approved the Company’s shares to be electronically traded and OTC Markets Group, Inc. approved the Company’s common stock to be up listed to the OTCQB.

“Cabinet Grow is one of only a few companies in the cannabis space to enter the public markets by filing an S-1 with the SEC and being granted a ticker symbol by FINRA instead of entering through a reverse merger.” May said. We strategically took the road less traveled, we are blazing a trail in the cannabis space to differentiating ourselves from other public companies.”

About Cabinet Grow, Inc.

Cabinet Grow, Inc., through its predecessor Universal Hydro, began operations in California in 2008. In April 2014, the company changed its name to Cabinet Grow, Inc. and in May 2014 became a Nevada corporation. The Company, based in Irvine, Calif., makes cabinet-based horticultural systems. The self-contained design and construction of the hydroponic and soil-based grow cabinets makes the process of home growing automated and simplified.

Cabinet Grow, Inc. strives to be the thought leaders and influencers in our field. We are committed to pioneering a consumer centric market education while delivering an unprecedented home cultivation user experience that makes growing simpler, more efficient, and at a better value than other products available within the current market.

For more information, check out: http://www.cabinetgrow.com.

Forward-Looking Statements

Forward-Looking Statements. This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Form 10-K filed on March 31, 2015, including but not limited to the discussion under “Risk Factors” therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Corporate Contact:

Lisa Rowe

lisa@cabinetgrow.com

888-544-9376

Investor Contact:

Brett Maas

Hayden IR

brett@haydenir.com

646-536-7331